Exhibit 99.1

DarkPulse, Inc. Announces Exclusive License from

U.S. Naval Air Warfare Center Weapons Division

for Advanced LADAR Laser Targeting Technologies

PHOENIX, AZ , – May 7, 2026 – DarkPulse, Inc. (OTCQB: DPLS), a Delaware corporation headquartered in Phoenix and a leader in distributed fiber-optic sensing (DFOS) technologies for real-time critical infrastructure monitoring, today announced the execution of an exclusive patent license agreement (NLICENSE-NAWCWDCL-26-027) with the Naval Air Warfare Center Weapons Division (NAWCWD) of the United States Department of the Navy.

The agreement grants DarkPulse exclusive rights throughout the United States to commercialize three key Navy-developed patents:

• U.S. Patent No. 10,031,215 B1: “Pulse timer providing accuracy in spatially local dimensioning and visualization,” issued July 24, 2018
• U.S. Patent No. 7,312,855 B1: “Combined coherent and incoherent imaging LADAR,” issued December 25, 2007
• U.S. Patent No. 7,948,610 B2: “Combined coherent and incoherent imaging LADAR,” issued May 24, 2011

These technologies deliver breakthrough combined coherent and incoherent Laser Detection and Ranging (LADAR) capabilities, enabling superior long-range object identification, high-resolution 3D imaging, precise velocity measurement, and exceptional accuracy in spatial dimensioning and visualization—even in complex or dynamic environments.

The pulse timer innovation further enhances real-time precision for laser-based systems, making them ideal for advanced laser targeting applications in defense, security, surveillance, and industrial sensing.

As a critical next step in its commercialization plan submitted to NAWCWD, DarkPulse will deliver a working prototype of the laser targeting system—developed by the Naval Air Warfare Center—to its manufacturing partner to begin full-scale production.

All products embodying these inventions for use or sale in the United States will be manufactured substantially in the United States, consistent with the terms of the license.

“We are thrilled to secure this exclusive license from the U.S. Navy,” said Dennis O’Leary, CEO of DarkPulse, Inc. “These cutting-edge LADAR and pulse timer technologies represent a transformative addition to our portfolio of laser sensing solutions. By delivering the working laser targeting system prototype to our manufacturing partner, we are taking an important step toward commercialization and fulfilling our commitment to bring these powerful Navy innovations to practical application for U.S. defense and security customers.”

The license agreement aligns with DarkPulse’s ongoing strategy to integrate government-developed technologies into its suite of engineering, installation, and security management solutions.

About DarkPulse, Inc.

DarkPulse, Inc. (OTCQB: DPLS) develops and commercializes patented dark-pulse Brillouin scattering fiber-optic sensors that deliver independent, high-resolution strain and temperature measurements for structural health monitoring and perimeter security across energy, transportation, and smart infrastructure markets. More information is available at www.darkpulse.com.

Media Contact:
Investor Relations
DarkPulse, Inc.
Email: ir@darkpulse.com

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Safe Harbor Statement

This press release contains “forward-looking statements” which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; the risk that the United States government retains a non-exclusive, irrevocable, royalty-free license to practice or have practiced the licensed inventions for or on behalf of the United States pursuant to applicable federal law; the risk that the licensor may exercise statutory march-in rights requiring DarkPulse to grant licenses to responsible third-party applicants if DarkPulse fails to achieve practical application of the licensed inventions within a reasonable time or on reasonable terms; the risk that development of a working commercial prototype and commencement of full-scale production may not be completed on any particular timeline or at all; the risk that DarkPulse may not identify or retain a qualified domestic manufacturing partner capable of satisfying the U.S. manufacturing requirements of the license; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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